Exhibit 99.1

Broadcom Inc. Announces Fourth Quarter and Fiscal Year 2019 Financial Results and Quarterly Dividends

•	Revenue of $5,776 million for the fourth quarter, up 6 percent from the prior year period

•	Revenue of $22,597 million for the fiscal year, up 8 percent from the prior year

•	GAAP net income of $847 million for the fourth quarter; Adjusted EBITDA of $3,165 million for the fourth quarter

•	GAAP net income of $2,724 million for the fiscal year; Adjusted EBITDA of $12,579 million for the fiscal year

•	Quarterly common stock dividend increased by 23 percent to $3.25 per share from the prior quarter

•	Fiscal year 2020 revenue guidance of $25 billion plus or minus $500 million, up 11 percent from fiscal year 2019 at the midpoint of guidance

•	Fiscal year 2020 Adjusted EBITDA guidance of $13.75 billion plus or minus $250 million, or 55% of revenue at the midpoint of guidance [1]

SAN JOSE, Calif. – December 12, 2019 – Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its fourth fiscal quarter and fiscal year ended November 3, 2019, provided guidance for its fiscal year 2020 and announced quarterly dividends. The Company completed its acquisition of the Symantec Enterprise Security business on November 4, 2019. The financial results provided below do not include any contribution from the Symantec Enterprise Security business.

“Fiscal year 2019 concluded as expected. Our semiconductor solutions segment continued to work its way through a cyclical correction. This was more than offset by our infrastructure software segment, which delivered healthy results benefitting from the integration and performance of our CA business,” said Hock Tan, President and CEO of Broadcom Inc. “Looking to fiscal 2020, we remain well-positioned across our technology franchises. We continue to believe that our core semiconductor business is bottoming and will return to year over year growth in the second half of our fiscal year. In addition, we expect to benefit from the integration of the Symantec Enterprise Security business into what is otherwise expected to be a stable infrastructure software segment in fiscal 2020.”

“We achieved record profitability in fiscal 2019, including free cash flow of over $9 billion, despite a challenging market backdrop for our semiconductor solutions segment. As a result, we are raising our target dividend by 23 percent to $3.25 per share per quarter for fiscal year 2020,” said Tom Krause, CFO of Broadcom Inc. “Looking ahead to next year, we expect our adjusted EBITDA to expand by more than $1 billion, while we focus our capital returns on cash dividends, with excess cash going towards debt pay down.”

[1]	The Company is not readily able to provide a reconciliation of the projected non-GAAP financial information presented to the relevant projected GAAP measure without unreasonable effort.

Fourth Quarter Fiscal Year 2019 GAAP Results from Continuing Operations

Net revenue was $5,776 million, 4.7 percent higher than $5,515 million in the previous quarter and 6.1 percent higher than $5,444 million in the same quarter last year.

Gross margin was $3,152 million, or 54.6 percent of net revenue. This compares with gross margin of $3,034 million, or 55.0 percent of net revenue, in the prior quarter, and gross margin of $2,935 million, or 53.9 percent of net revenue, in the same quarter last year.

Operating expenses were $2,098 million. This compares with $2,169 million in the prior quarter and $1,283 million in the same quarter last year.

Operating income was $1,054 million, or 18.2 percent of net revenue. This compares with operating income of $865 million, or 15.7 percent of net revenue, in the prior quarter, and operating income of $1,652 million, or 30.3 percent of net revenue, in the same quarter last year.

Net income was $847 million, or $1.97 per diluted share. This compares with net income of $715 million, or $1.71 per diluted share, in the prior quarter, and net income of $1,115 million, or $2.64 per diluted share, in the same quarter last year.

Cash from operations was $2,479 million in the quarter. This compares with $2,419 million in the prior quarter and $2,635 million in the same quarter last year.

Fourth Quarter Fiscal Year 2019 GAAP Results				Change
(Dollars in millions, except per share data)	Q4 19	Q3 19	Q4 18	Q/Q		Y/Y
Net revenue	$5,776	$5,515	$5,444		+5%		+6%
Gross margin	54.6%	55.0%	53.9%		-40bps		+70bps
Operating expenses	$2,098	$2,169	$1,283	-$	71	+$	815
Operating income	$1,054	$865	$1,652	+$	189	-$	598
Net income	$847	$715	$1,115	+$	132	-$	268
Net income attributable to common stock	$818	$715	$1,115	+$	103	-$	297
Earnings per common share - diluted	$1.97	$1.71	$2.64	+$	0.26	-$	0.67
Cash flow from operations	$2,479	$2,419	$2,635	+$	60	-$	156

The Company’s cash and cash equivalents at the end of the fourth fiscal quarter were $5,055 million, compared to $5,462 million at the end of the prior quarter.

During the fourth fiscal quarter, the Company generated $2,479 million in cash from operations and spent $587 million on share repurchases and eliminations, consisting of $433 million in repurchases of 1.5 million shares and $154 million of withholding tax payments related to net settled equity awards that vested in the quarter (representing approximately 0.5 million shares withheld), as well as $96 million on capital expenditures.

On October 1, 2019, the Company paid a cash dividend of $2.65 per share of common stock, totaling $1,054 million.

Fourth Quarter Fiscal Year 2019 Non-GAAP Results From Continuing Operations

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Gross margin was $4,035 million, or 69.9 percent of net revenue. This compares with gross margin of $3,916 million, or 71.0 percent of net revenue, in the prior quarter, and $3,725 million, or 68.4 percent of net revenue, in the same quarter last year.

Operating income was $3,018 million, or 52.3 percent of net revenue. This compares with operating income of $2,910 million, or 52.8 percent of net revenue, in the prior quarter, and $2,862 million, or 52.5 percent of net revenue, in the same quarter last year.

Net income was $2,391 million, or $5.39 per diluted share. This compares with net income of $2,281 million, or $5.16 per diluted share, in the prior quarter, and net income of $2,546 million, or $5.85 per diluted share, in the same quarter last year.

Free cash flow from operations, defined as cash from operations less capital expenditures, was $2,383 million in the quarter. This compares with $2,307 million in the prior quarter and $2,529 million in the same quarter last year.

Fourth Quarter Fiscal Year 2019 Non-GAAP Results				Change
(Dollars in millions, except per share data)	Q4 19	Q3 19	Q4 18	Q/Q		Y/Y
Gross margin	69.9%	71.0%	68.4%		-110bps		+150bps
Operating expenses	$1,017	$1,006	$863	+$	11	+$	154
Operating income	$3,018	$2,910	$2,862	+$	108	+$	156
Net income	$2,391	$2,281	$2,546	+$	110	-$	155
Earnings per common share - diluted	$5.39	$5.16	$5.85	+$	0.23	-$	0.46
Free cash flow	$2,383	$2,307	$2,529	+$	76	-$	146

Other Quarterly Data

Net revenue by segment							Change
(Dollars in millions)	Q4 19		Q3 19		Q4 18		Q/Q	Y/Y
Semiconductor solutions	$4,553	79%	$4,353	79%	$4,874	90%	+5%	-7%
Infrastructure software	1,200	21	1,140	21	513	9	+5%	+134%
Intellectual property licensing	23	—	22	—	57	1	+5%	-60%

Total net revenue	$5,776	100%	$5,515	100%	$5,444	100%

Fiscal Year 2019 Financial Results from Continuing Operations

Net revenue from continuing operations was $22,597 million, an increase of 8.4 percent from $20,848 million in the prior year. Gross margin was $12,483 million, or 55.2 percent of net revenue, versus $10,733 million, or 51.5 percent of net revenue, in the prior year. Operating income was $3,444 million, or 15.2 percent of net revenue, versus $5,135 million, or 24.6 percent of net revenue, in the prior year. Net income, which includes the impact from discontinued operations, was $2,724 million, or $6.43 per diluted share. This compares with a net income of $12,610 million, or $28.44 per diluted share, in fiscal year 2018. Cash from operations was $9,697 million, compared to $8,880 million in the prior year.

Fiscal Year 2019 GAAP Results
(Dollars in millions, except per share data)	2019	2018	Change
Net revenue	$22,597	$20,848		+8%
Gross margin	55.2%	51.5%		+370bps
Operating expenses	$9,039	$5,598	+$	3,441
Operating income	$3,444	$5,135	-$	1,691
Net income	$2,724	$12,610	-$	9,886
Net income attributable to common stock	$2,695	$12,259	-$	9,564
Earnings per common share - diluted	$6.43	$28.44	-$	22.01
Cash flow from operations	$9,697	$8,880	+$	817

Non-GAAP gross margin was $16,055 million, or 71.0 percent of net revenue, versus $13,931 million, or 66.8 percent of net revenue, in the prior year. Non-GAAP operating income from continuing operations was $11,929 million. This compares with $10,424 million in the prior year. Non-GAAP net income was $9,452 million, or $21.29 per diluted share. This compares with non-GAAP net income of $9,391 million, or $20.82 per diluted share, in fiscal year 2018. Free cash flow from operations, defined as cash from operations less capital expenditures, was $9,265 million compared to $8,245 million in the prior year.

Fiscal Year 2019 Non-GAAP Results
(Dollars in millions, except per share data)	2019	2018	Change
Gross margin	71.0%	66.8%		+420bps
Operating expenses	$4,126	$3,507	+$	619
Operating income	$11,929	$10,424	+$	1,505
Net income	$9,452	$9,391	+$	61
Earnings per common share - diluted	$21.29	$20.82	+$	0.47
Free cash flow	$9,265	$8,245	+$	1,020

Fiscal Year 2020 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for fiscal year 2020, ending November 1, 2020, including contributions from the Symantec Enterprise Security business, is expected to be as follows:

•	Revenue is expected to be $25 billion plus or minus $500 million.

•	Adjusted EBITDA is expected to be $13.75 billion plus or minus $250 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The Company is not readily able to provide a reconciliation of projected Adjusted EBITDA to projected net income without unreasonable effort. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividends

The Company’s Board of Directors has approved a quarterly cash dividend on its common stock of $3.25 per share. The common stock dividend is payable on December 31, 2019 to common stockholders of record at the close of business (5:00 p.m. Eastern Time) on December 23, 2019.

The Company’s Board of Directors also approved a quarterly cash dividend on its 8.00% Mandatory Convertible Preferred Stock, Series A, of $20.00 per share. This dividend is payable on December 31, 2019 to preferred stockholders of record at the close of business (5:00 p.m. Eastern Time) on December 15, 2019.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the fourth fiscal quarter and fiscal year ended November 3, 2019, and discuss guidance for fiscal year 2020, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946. The passcode is 8988706. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 8988706. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Basis of Presentation

The Company’s financial results include contributions from CA, Inc.’s continuing operations starting in the first quarter of fiscal year 2019. The financial results from businesses that have been classified as discontinued operations in the Company’s financial statements are not included in the results presented above, unless otherwise stated.

Due to the Company’s 52/53 week reporting cycle, fiscal year 2018 included an extra week in the first quarter, compared to fiscal year 2019.

Non-GAAP Financial Measures

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information includes the effect, where applicable, of purchase accounting on revenue, and excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, litigation settlements, impairment on investment, debt-related costs, gains on investments, income (loss) from discontinued operations and non-GAAP tax reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

Broadcom believes this non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Broadcom Inc.

Broadcom Inc., (NASDAQ: AVGO), a Delaware corporation headquartered in San Jose, CA, is a global technology leader that designs, develops and supplies a broad range of semiconductor and infrastructure software solutions. Broadcom’s category-leading product portfolio serves critical markets including data center, networking, enterprise software, broadband, wireless, storage and industrial. Our solutions include data center networking and storage, enterprise, mainframe and cyber security software focused on automation, monitoring and security, smartphone components, telecoms and factory automation. For more information, go to www.broadcom.com.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include risks associated with: our acquisition of Symantec Corporation’s Enterprise Security business (“Symantec Business”), including (1) potential difficulties in employee retention, (2) unexpected costs, charges or expenses, and (3) our ability to successfully integrate the Symantec Business and achieve the anticipated benefits of the transaction; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; global economic conditions and concerns; international political and economic conditions; any acquisitions we may make, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions, including our recent acquisition of the Symantec Business; government regulations and trade restrictions; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; dependence on and risks associated with distributors and resellers of our products; dependence on senior management and our ability to attract and retain qualified personnel; involvement in legal or administrative proceedings; quarterly and annual fluctuations in operating results; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; cyclicality in the semiconductor industry or in our target markets; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our ability to improve our manufacturing efficiency and quality; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; sales to our government clients; availability of third party software used in our products; use of open source code sources in our products; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims; market acceptance of the end products into which our products are designed; our ability to sell to new types of customers and to keep pace with technological advances; our compliance with privacy and data security laws; our ability to protect against a breach of security systems; changes in accounting standards; fluctuations in foreign exchange rates; our provision for income taxes and overall cash tax costs, legislation that may impact our overall cash tax costs and our ability to maintain tax concessions in certain jurisdictions; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the SEC, which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Broadcom Inc.

Beatrice F. Russotto

Investor Relations

408-433-8000

investor.relations@broadcom.com

BROADCOM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 3,	August 4,	November 4,	November 3,	November 4,
	2019	2019	2018	2019	2018
Net revenue	$5,776	$5,515	$5,444	$22,597	$20,848
Cost of revenue:
Cost of revenue	1,788	1,651	1,746	6,723	7,021
Purchase accounting effect on inventory	—	—	—	—	70
Amortization of acquisition-related intangible assets	827	828	762	3,314	3,004
Restructuring charges	9	2	1	77	20

Total cost of revenue	2,624	2,481	2,509	10,114	10,115

Gross margin	3,152	3,034	2,935	12,483	10,733
Research and development	1,177	1,235	948	4,696	3,768
Selling, general and administrative	409	410	237	1,709	1,056
Amortization of acquisition-related intangible assets	474	475	67	1,898	541
Restructuring, impairment and disposal charges	38	49	17	736	219
Litigation settlements	—	—	14	—	14

Total operating expenses	2,098	2,169	1,283	9,039	5,598

Operating income	1,054	865	1,652	3,444	5,135
Interest expense	(361)	(362)	(148)	(1,444)	(628)
Impairment on investment	—	—	(106)	—	(106)
Other income, net	54	41	24	226	144

Income from continuing operations before income taxes	747	544	1,422	2,226	4,545
Provision for (benefit from) income taxes	(100)	(171)	307	(510)	(8,084)

Income from continuing operations	847	715	1,115	2,736	12,629
Loss from discontinued operations, net of income taxes	—	—	—	(12)	(19)

Net income	847	715	1,115	2,724	12,610
Dividends on preferred stock (1)	29	—	—	29	—
Net income attributable to noncontrolling interest (2)	—	—	—	—	351

Net income attributable to common stock	$818	$715	$1,115	$2,695	$12,259

Basic income per share attributable to common stock:
Income per share from continuing operations	$2.06	$1.80	$2.71	$6.80	$29.37
Loss per share from discontinued operations	—	—	—	(0.03)	(0.04)

Net income per share	$2.06	$1.80	$2.71	$6.77	$29.33

Diluted income per share attributable to common stock (3):
Income per share from continuing operations	$1.97	$1.71	$2.64	$6.46	$28.48
Loss per share from discontinued operations	—	—	—	(0.03)	(0.04)

Net income per share	$1.97	$1.71	$2.64	$6.43	$28.44

Weighted-average shares used in per share calculations:
Basic	397	398	412	398	418
Diluted	416	418	423	419	431
Stock-based compensation expense included in continuing operations:
Cost of revenue	$41	$47	$23	$163	$86
Research and development	394	456	225	1,532	855
Selling, general and administrative	109	129	69	490	286

Total stock-based compensation expense	$544	$632	$317	$2,185	$1,227

(1)	Net income attributable to common stock excludes dividends on Mandatory Convertible Preferred Stock issued during the fiscal quarter ended November 3, 2019.
(2)

In connection with the redomiciliation to the United States on April 4, 2018, or the Redomiciliation, all outstanding exchangeable limited partnership units, or LP Units, in Broadcom Cayman L.P. were exchanged for common stock of Broadcom on a one-for-one basis and the noncontrolling interest, or NCI, was eliminated. Net income attributable to NCI prior to the Redomiciliation represented approximately 5% of net income attributable to LP Units.

(3)

For the fiscal quarter and fiscal year ended November 3, 2019, diluted income per share excluded the potentially dilutive effect of Mandatory Convertible Preferred Stock as the impact was antidilutive. For the fiscal year ended November 4, 2018, diluted income per share excluded the potentially dilutive effect of LP Units as the impact was antidilutive. There were no LP Units outstanding during any of fiscal year 2019 periods or the fiscal quarter ended November 4, 2018 due to the Redomiciliation.

BROADCOM INC.

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 3, 2019	August 4, 2019	November 4, 2018	November 3, 2019	November 4, 2018
Net revenue on GAAP basis	$5,776	$5,515	$5,444	$22,597	$20,848
Acquisition-related purchase accounting revenue adjustment (1)	—	—	4	—	14

Net revenue on non-GAAP basis	$5,776	$5,515	$5,448	$22,597	$20,862

Gross margin on GAAP basis	$3,152	$3,034	$2,935	$12,483	$10,733
Acquisition-related purchase accounting revenue adjustment (1)	—	—	4	—	14
Purchase accounting effect on inventory	—	—	—	—	70
Amortization of acquisition-related intangible assets	827	828	762	3,314	3,004
Stock-based compensation expense	41	47	23	163	86
Restructuring charges	9	2	1	77	20
Acquisition-related costs	6	5	—	18	4

Gross margin on non-GAAP basis	$4,035	$3,916	$3,725	$16,055	$13,931

Research and development on GAAP basis	$1,177	$1,235	$948	$4,696	$3,768
Stock-based compensation expense	394	456	225	1,532	855
Acquisition-related costs	1	1	1	5	4

Research and development on non-GAAP basis	$782	$778	$722	$3,159	$2,909

Selling, general and administrative expense on GAAP basis	$409	$410	$237	$1,709	$1,056
Stock-based compensation expense	109	129	69	490	286
Acquisition-related costs	65	53	27	252	172

Selling, general and administrative expense on non-GAAP basis	$235	$228	$141	$967	$598

Total operating expenses on GAAP basis	$2,098	$2,169	$1,283	$9,039	$5,598
Amortization of acquisition-related intangible assets	474	475	67	1,898	541
Stock-based compensation expense	503	585	294	2,022	1,141
Restructuring, impairment and disposal charges	38	49	17	736	219
Litigation settlements	—	—	14	—	14
Acquisition-related costs	66	54	28	257	176

Total operating expenses on non-GAAP basis	$1,017	$1,006	$863	$4,126	$3,507

Operating income on GAAP basis	$1,054	$865	$1,652	$3,444	$5,135
Acquisition-related purchase accounting revenue adjustment (1)	—	—	4	—	14
Purchase accounting effect on inventory	—	—	—	—	70
Amortization of acquisition-related intangible assets	1,301	1,303	829	5,212	3,545
Stock-based compensation expense	544	632	317	2,185	1,227
Restructuring, impairment and disposal charges	47	51	18	813	239
Litigation settlements	—	—	14	—	14
Acquisition-related costs	72	59	28	275	180

Operating income on non-GAAP basis	$3,018	$2,910	$2,862	$11,929	$10,424

Interest expense on GAAP basis	$(361)	$(362)	$(148)	$(1,444)	$(628)
Debt-related costs	26	2	—	54	32

Interest expense on non-GAAP basis	$(335)	$(360)	$(148)	$(1,390)	$(596)

Other income, net on GAAP basis	$54	$41	$24	$226	$144
Gains on investments	(50)	(28)	—	(145)	(3)

Other income, net on non-GAAP basis	$4	$13	$24	$81	$141

Income from continuing operations before income taxes on GAAP basis	$747	$544	$1,422	$2,226	$4,545
Acquisition-related purchase accounting revenue adjustment (1)	—	—	4	—	14
Purchase accounting effect on inventory	—	—	—	—	70
Amortization of acquisition-related intangible assets	1,301	1,303	829	5,212	3,545
Stock-based compensation expense	544	632	317	2,185	1,227
Restructuring, impairment and disposal charges	47	51	18	813	239
Litigation settlements	—	—	14	—	14
Acquisition-related costs	72	59	28	275	180
Impairment on investment	—	—	106	—	106
Debt-related costs	26	2	—	54	32
Gains on investments	(50)	(28)	—	(145)	(3)

Income before income taxes on non-GAAP basis	$2,687	$2,563	$2,738	$10,620	$9,969

Provision for (benefit from) income taxes on GAAP basis	$(100)	$(171)	$307	$(510)	$(8,084)
Non-GAAP tax reconciling adjustments	396	453	(115)	1,678	8,662

Provision for income taxes on non-GAAP basis	$296	$282	$192	$1,168	$578

Net income on GAAP basis	$847	$715	$1,115	$2,724	$12,610
Acquisition-related purchase accounting revenue adjustment (1)	—	—	4	—	14
Purchase accounting effect on inventory	—	—	—	—	70
Amortization of acquisition-related intangible assets	1,301	1,303	829	5,212	3,545
Stock-based compensation expense	544	632	317	2,185	1,227
Restructuring, impairment and disposal charges	47	51	18	813	239
Litigation settlements	—	—	14	—	14
Acquisition-related costs	72	59	28	275	180
Impairment on investment	—	—	106	—	106
Debt-related costs	26	2	—	54	32
Gains on investments	(50)	(28)	—	(145)	(3)
Non-GAAP tax reconciling adjustments	(396)	(453)	115	(1,678)	(8,662)
Discontinued operations, net of income taxes	—	—	—	12	19

Net income on non-GAAP basis	$2,391	$2,281	$2,546	$9,452	$9,391

Weighted-average shares used in per share calculations - diluted on GAAP basis	416	418	423	419	431
Non-GAAP adjustment (2)	28	24	12	25	20

Weighted-average shares used in per share calculations - diluted on non-GAAP basis	444	442	435	444	451

Net income on non-GAAP basis	$2,391	$2,281	$2,546	$9,452	$9,391
Interest expense on non-GAAP basis	335	360	148	1,390	596
Provision for income taxes on non-GAAP basis	296	282	192	1,168	578
Depreciation	143	141	132	569	515

Adjusted EBITDA	$3,165	$3,064	$3,018	$12,579	$11,080

Net cash provided by operating activities	$2,479	$2,419	$2,635	$9,697	$8,880
Purchases of property, plant and equipment	(96)	(112)	(106)	(432)	(635)

Free cash flow	$2,383	$2,307	$2,529	$9,265	$8,245

(1)	Amounts represent licensing revenue not included in GAAP net revenue as a result of the effect of purchase accounting for acquisitions.
(2)

Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. For the fiscal quarter and fiscal year ended November 3, 2019, non-GAAP adjustment included the impact of Mandatory Convertible Preferred Stock that was antidilutive on a GAAP basis. For the fiscal year ended November 3, 2018, non-GAAP adjustment included the impact of LP Units that were antidilutive on a GAAP basis.

BROADCOM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	November 3, 2019	November 4, 2018
ASSETS
Current assets:
Cash and cash equivalents	$5,055	$4,292
Trade accounts receivable, net	3,259	3,325
Inventory	874	1,124
Other current assets	729	366

Total current assets	9,917	9,107
Long-term assets:
Property, plant and equipment, net	2,565	2,635
Goodwill	36,714	26,913
Intangible assets, net	17,554	10,762
Other long-term assets	743	707

Total assets	$67,493	$50,124

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$855	$811
Employee compensation and benefits	641	715
Current portion of long-term debt	2,787	—
Other current liabilities	2,616	812

Total current liabilities	6,899	2,338
Long-term liabilities:
Long-term debt	30,011	17,493
Other long-term liabilities	5,613	3,636

Total liabilities	42,523	23,467

Preferred stock dividend obligation	29	—
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	25,081	23,285
Retained earnings	—	3,487
Accumulated other comprehensive loss	(140)	(115)

Total stockholders’ equity	24,941	26,657

Total liabilities and equity	$67,493	$50,124

BROADCOM INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	November 3, 2019	August 4, 2019	November 4, 2018	November 3, 2019	November 4, 2018
Cash flows from operating activities:
Net income	$847	$715	$1,115	$2,724	$12,610
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	1,309	1,309	836	5,239	3,566
Depreciation	143	141	132	569	515
Stock-based compensation	544	632	317	2,185	1,227
Deferred taxes and other non-cash taxes	(226)	(235)	242	(934)	(8,270)
Impairment on investment	—	—	106	—	106
Non-cash restructuring, impairment and disposal charges	20	15	8	133	21
Non-cash interest expense	40	23	6	90	24
Other	(44)	(21)	15	(125)	37
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	285	(60)	(312)	486	(652)
Inventory	217	(57)	92	250	417
Accounts payable	(147)	244	28	(42)	(325)
Employee compensation and benefits	66	104	93	(294)	6
Contributions to defined benefit pension plans	—	—	—	—	(130)
Other current assets and current liabilities	(398)	(354)	163	(283)	369
Other long-term assets and long-term liabilities	(177)	(37)	(206)	(301)	(641)

Net cash provided by operating activities	2,479	2,419	2,635	9,697	8,880

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	—	(6)	(7)	(16,033)	(4,800)
Business sale proceeds (repayments)	—	—	(9)	957	773
Purchases of property, plant and equipment	(96)	(112)	(106)	(432)	(635)
Proceeds from disposals of property, plant and equipment	6	82	1	88	239
Purchases of investments	—	—	—	(5)	(249)
Proceeds from sales of investments	—	2	—	5	54
Other	2	(1)	3	(2)	(56)

Net cash used in investing activities	(88)	(35)	(118)	(15,422)	(4,674)

Cash flows from financing activities:
Proceeds from long-term borrowings	—	—	—	28,793	—
Repayment of debt	(4,800)	—	(117)	(16,800)	(973)
Other borrowings, net	(104)	(230)	—	1,241	—
Dividend and distribution payments	(1,054)	(1,057)	(723)	(4,235)	(2,998)
Repurchases of common stock - repurchase program	(433)	(736)	(1,533)	(5,435)	(7,258)
Shares repurchased for tax withholdings on vesting of equity awards	(154)	(241)	(21)	(972)	(56)
Issuance of preferred stock, net	3,679	—	—	3,679	—
Issuance of common stock	59	11	59	253	212
Other	9	3	(26)	(36)	(45)

Net cash provided by (used in) financing activities	(2,798)	(2,250)	(2,361)	6,488	(11,118)

Net change in cash and cash equivalents	(407)	134	156	763	(6,912)
Cash and cash equivalents at the beginning of period	5,462	5,328	4,136	4,292	11,204

Cash and cash equivalents at end of period	$5,055	$5,462	$4,292	$5,055	$4,292

Supplemental disclosure of cash flow information:
Cash paid for interest	$307	$368	$2	$1,287	$547
Cash paid for income taxes	$123	$98	$189	$741	$512